Exhibit 10.8

FOR USE IN BRAZIL, FRANCE AND GERMANY

LDR HOLDING CORPORATION

STOCK OPTION AGREEMENT

The LDR Holding Corporation (the “Company”) has granted to the Participant named in the Notice of Grant of Stock Option (the “Grant Notice”) to which this Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain shares of Stock upon the terms and conditions set forth in the Grant Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the LDR Holding Corporation 2013 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Option Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the “Plan Prospectus”), (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Option Agreement or the Plan.

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. U.S. TAX STATUS OF OPTION.

2.1 Tax Status of Option. This Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

3. ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Option Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4. EXERCISE OF THE OPTION.

4.1 Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 9.

4.2 Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

4.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Company and subject to the limitations contained in Section 4.3(b), by means of (1) a Cashless Exercise, (2) a Net-Exercise, or (3) a Stock Tender Exercise; or (iii) by any combination of the foregoing.

(b) Limitations on Forms of Consideration. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Exercise Price through any of the means described below, including with respect to the Participant notwithstanding that such program or procedures may be available to others.

(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to shares of Stock acquired upon the exercise of the Option in an amount not less than the aggregate Exercise Price for such shares (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).

(ii) Net-Exercise. A “Net-Exercise” means the delivery of a properly executed Exercise Notice electing a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to the Participant upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued. Following a Net-Exercise, the number of shares remaining subject to the Option, if any, shall be reduced by the sum of (1) the net number of shares issued to the Participant upon such exercise, and (2) the number of shares deducted by the Company for payment of the aggregate Exercise Price.

(iii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed Exercise Notice accompanied by (1) the Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant’s payment to the Company in cash of the remaining balance of such aggregate Exercise Price not satisfied by such shares’ Fair Market Value. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

4.4 Tax Withholding.

(a) In General. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax (including social insurance contributions or any equivalents) withholding obligations of the Participating Company Group, if any, which arise in connection with the Option (the “Tax Obligations”). The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant. The Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option and (b) does not commit to structure the terms of the grant or any other aspect of the Option to reduce or eliminate the Participant’s liability for Tax Obligations.

(b) Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Tax Obligations upon exercise of the Option by deducting from the shares of Stock otherwise issuable to the Participant upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.

4.5 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

4.6 Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5. TRANSFERABILITY OF THE OPTION.

5.1 Except as provided in Section 5.2, the Option may be exercised during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative and shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

5.2 With the consent of the Committee and subject to any conditions or restrictions as the Committee may impose, in its discretion, the Participant may transfer during the Participant’s lifetime and prior to the Participant’s termination of Service all or any portion of the Option to one or more of such persons (each a “Permitted Transferee”) as permitted in accordance with the applicable limitations, if any, described in the General Instructions to the Form S-8 Registration Statement under the Securities Act and, if the Grant Notice designates this Option as an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify this Option as an Incentive Stock Option. No transfer or purported transfer of the Option shall be effective unless and until: (i) the Participant has delivered to the Company a written request describing the terms and conditions of the proposed transfer in such form as the Company may require, (ii) the Participant has made adequate provision, in the sole determination of the Company, for satisfaction of the tax withholding obligations of the Participating Company Group as provided in Section 4.4 that may arise with respect to the transferred portion of the Option, (iii) the Committee has approved the requested transfer, and (iv) the Participant has delivered to the Company written documentation of the transfer in such form as the Company may require. With respect to the transferred portion of the Option, all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan shall apply to the Permitted Transferee and not to the original Participant, except for (i) the Participant’s rendering of Service, (ii) provision for the Participating Company Group’s tax withholding obligations, if any, and (iii) any subsequent transfer of the Option by the Permitted Transferee, which shall be prohibited except as provided in Section 5.1, unless otherwise permitted by the Committee, in its sole discretion. The Company shall have no obligation to notify a Permitted Transferee of any expiration, termination, lapse or acceleration of the transferred Option, including, without limitation, an early termination of the transferred Option resulting from the termination of Service of the original Participant. Exercise of the transferred Option by a Permitted Transferee shall be subject to compliance with all applicable federal, state and foreign securities laws; however, the Company shall have no obligation to register with any federal, state or foreign securities commission or agency such transferred Option or any shares that may be issuable upon the exercise of the transferred Option by the Permitted Transferee.

6. TERMINATION OF THE OPTION.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

7. EFFECT OF TERMINATION OF SERVICE.

7.1 Option Exercisability. The Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

(a) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(c) Termination for Cause. Notwithstanding any other provision of this Option Agreement to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(d) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

7.2 Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of the Participant’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions, or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.

8. EFFECT OF CHANGE IN CONTROL.

In the event of a Change in Control, except to the extent that the Committee determines to cash out the Option in accordance with Section 13.1(c) of the Plan, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the Option or substitute for all or any portion of the Option a substantially equivalent option for the Acquiror’s stock. For purposes of this Section, the Option or any portion thereof shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and this Option Agreement, for each share of Stock subject to such portion of the Option immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option for each share of Stock to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. The Option shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control to the extent that the Option is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of the Change in Control.

9. ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of shares subject to the Option, in order to prevent dilution or enlargement of the Participant’s rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10. RIGHTS AS A STOCKHOLDER.

The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9.

11. SERVICE AND EMPLOYMENT CONDITIONS.

In accepting the Option, the Participant acknowledges and agrees as follows:

(a) Any notice period mandated under applicable law shall not be treated as Service for the purpose of determining the vesting of the Option; and the Participant’s right to vesting of Shares in settlement of the Option after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(b) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c) The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past.

(d) All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(e) The Participant’s participation in the Plan shall not create a right to further Service with the Company or another Participating Company and shall not interfere with the ability of with the Company or another Participating Company to terminate the Participant’s Service at any time, with or without cause, subject to applicable law.

(f) The Participant is voluntarily participating in the Plan.

(g) The Option is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to the Company or any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.

(h) The Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(i) In the event that the Participant is not an employee of a Participating Company, the Option grant will not be interpreted to form an employment contract or relationship with a Participating Company.

(j) The future value of the underlying Shares is unknown and cannot be predicted with certainty. The value of the Shares may increase or decrease.

(k) No claim or entitlement to compensation or damages arises from termination of the Option or diminution in value of the Option or Shares and the Participant irrevocably releases the Company and all Participating Companies from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

12. DATA PRIVACY CONSENT.

(a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b) The Participant understands that the Company holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired pursuant to the Option. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the

Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

13. LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section.

14. MISCELLANEOUS PROVISIONS.

14.1 Termination or Amendment. The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.

14.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.

14.3 Binding Effect. This Option Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

14.4 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 14.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and Exercise Notice, as described in Section 14.4(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 14.4(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 14.4(a).

14.5 Integrated Agreement. The Grant Notice, this Option Agreement and the Plan, together with any employment, service or other agreement between the Participant and a Participating Company referring to the Option, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

14.6 Applicable Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Option Agreement shall be governed by the laws of the State of Texas as such laws are applied to agreements between Texas residents entered into and to be performed entirely within the State of Texas.

14.7 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.8 Country-Specific Terms and Conditions. Notwithstanding any other provision of this Option Agreement to the contrary, the Option shall be subject to the specific terms and conditions, if any, set forth in the Appendix to this Option Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in the Appendix, the specific terms and conditions applicable to such country will apply to the Option to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan or this Option Agreement.

APPENDIX

ADDITIONAL TERMS AND CONDITIONS OF

LDR HOLDING CORPORATION 2013 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

FOR NON-US PARTICIPANTS

This Appendix includes additional terms and conditions that govern the Option granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Option Agreement.

The Participant understands and agrees that the Company strongly recommends that the Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because applicable rules and regulations regularly change, sometimes on a retroactive basis, and the information may be out of date at the time the Option vests or are exercised or the Shares are issued under the Plan.

The Participant further understands and agrees that if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfer employment after grant of the Participant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

BRAZIL

Compliance Notice

By accepting the Option, the Participant agrees to comply with all applicable Brazilian laws and satisfy all applicable tax and social insurances associated with the vesting and exercise of the Option and the sale of the Units obtained pursuant to the exercise of the Option. That Participant agrees that, for all legal purposes:, (i) the benefits provided under the Plan are the result of commercial transactions unrelated to the Participant’s employment; (ii) the Plan is not a part of the terms and conditions of the Participant employment; and (iii) the income from the Option, if any, is not part of the Participant’s remuneration from employment.

Report of Overseas Unit Holdings

Employees holding shares abroad from the Option are required to report such holdings (and subsequent sale) as assets to the tax authorities on their annual income statement.

The Participant understands and agrees that the Participant must report shares acquired under the Plan and held abroad or sold to the Central Bank of Brazil on an annual basis in the Declaration of Brazilian Assets Held Abroad if the amount of total assets an employee holds abroad exceeds the limit set forth by the Central Bank each year.

FRANCE

Securities Disclaimer

The grant of the Option is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in France.

Language Consent

In accepting the grant of the Option and the Option Agreement which provides for the terms and conditions of the Option, the Participant confirms that he or she has read and understood the documents relating to the Option (the Plan and the Option Agreement), which were provided in the English language. The Participant accepts the terms of these documents accordingly.

Consentement Relatif à la Langue Utilisée

En acceptant cette attribution gratuite d’actions et ce contrat qui contient les termes et conditions de cette attribution gratuite d’actions, l’employé confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat d’Attribution) qui lui ont été communiqués en langue anglaise. L’employé en accepte les termes en connaissance de cause.

Non-Qualification of Award

The Option is not intended to be tax qualified under French tax laws including, without limitation, under Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code.

GERMANY

Securities Disclaimer

The grant of the Option is exempt from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.

Foreign Exchange

Certain cross-border payments must be reported monthly. When reporting is required, the bank will make the report if the Participant uses a German bank to affect a cross border payment in connection with the purchase or sale of securities or the payment of dividends related to certain securities. In addition, the Participant may be required to report on a monthly basis any receivables or payables or debts in foreign currency that exceed a certain amount. Finally, the Participant must also report on an annual basis in the unlikely event that the Participant holds Shares exceeding 10% of the total voting capital of the Company. The Participant is advised to seek appropriate professional advice as to how the exchange control regulations, tax or other laws apply to the Participant’s specific situation.

FOR USE IN BRAZIL, FRANCE AND GERMANY

Participant:
Nonstatutory Stock Option
Date:

STOCK OPTION EXERCISE NOTICE

LDR Holding Corporation

Ladies and Gentlemen:

1. Option. I was granted an option (the “Option”) to purchase shares of the common stock (the “Shares”) of the LDR Holding Corporation (the “Company”) pursuant to the Company’s 2013 Equity Incentive Plan (the “Plan”), my Notice of Grant of Stock Option (the “Grant Notice”) and my Stock Option Agreement (the “Option Agreement”) as follows:

Date of Grant:

Number of Option Shares:

Exercise Price per Share:	$

2. Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares in accordance with the Grant Notice and the Option Agreement:

Total Shares Purchased:

Total Exercise Price (Total Shares X Price per Share)	$

3. Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Option Agreement:

☐ Cash:	$

☐ Check:	$

☐ Cashless Exercise:		Contact Plan Administrator
☐ Net Exercise:		Contact Plan Administrator
☐ Stock Tender Exercise:		Contact Plan Administrator

4. Tax Withholding. If I am exercising a Nonstatutory Stock Option, I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with my exercise of the Option. (Contact Plan Administrator for amount of tax due.)

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5. Participant Information.

My address is:

6. Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Grant Notice, the Option Agreement and the Plan, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

LDR HOLDING CORPORATION

By:

Name:

Title:

Dated:

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